SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 19, 2004

FLEETWOOD ENTERPRISES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-07699	95-1948322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3125 Myers Street, Riverside, California 92503-5527
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (909) 351-3500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 9.           Regulation FD Disclosure.

Certain officers of Fleetwood Enterprises, Inc. plan to present the following materials, in the form of a slide show presentation and/or printed brochure, to analysts and investors in various presentations during the week commencing April 19, 2004.

The information in this Current Report and the exhibit attached to this Current Report as Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section nor shall they be incorporated by reference into any filing under the Securities Act of 1933, except as shall be expressly stated by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEETWOOD ENTERPRISES, INC.

Date:  April 19, 2004

By:

/s/ Leonard J. McGill

Leonard J. McGill
Senior Vice President-
Corporate Finance

Exhibit Index

Exhibit No.	Exhibit	Page No.

99.1	Presentation to investors beginning on April 19, 2004.